UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2008

GPS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

5500 - 152nd Street, #214, Surrey, BC Canada	V3S 5J9
(Address of Principal Executive Offices)	(Zip Code)

(604) 576-7442
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 Entry Into a Material Definitive Agreement

On February 29, 2008, GPS Industries, Inc (the "Company") and Silicon Valley Bank (the “Bank”) entered into a Loan and Security Agreement (the "Loan Agreement") pursuant to which the Bank agreed to make available to the Company advances under a revolving line of credit of up to $3,000,000 (the Revolving Line”). The Revolving Line terminates in February 2010 at which time all advances and unpaid interest are due. The principal amount outstanding accrues interest at a floating rate per annum of the greater of 1% above the prime rate or 6%, with interest payable monthly. The obligations of the Company under the Revolving Line (up to $1,500,000) are guaranteed by Douglas Wood, the Company’s Chief Executive Officer, director and a shareholder. The obligations of the Company under the Revolving Line are also secured by a first priority security interest (subject to permitted liens) on the assets of the Company, and certificates of deposit in the principal amount of $1,500,000 provided by Hansen, Inc. The Agreement provides for customary covenants. The Company will use $1,500,000 of the Revolving Line to repay a credit facility from HSBC Bank which is secured by a letter of credit from Hansen, Inc.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement between Silicon Valley Bank and GPS Industries, Inc.
10.2	Guaranty Agreement of Douglas Wood

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of March 2008.

By:	/s/ Douglas Wood
Douglas Wood Chief Executive Officer

Exhibit 10.4 -2

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Loan and Security Agreement between Silicon Valley Bank and GPS Industries, Inc.
10.2	Guaranty Agreement of Douglas Wood

Exhibit 10.4 -3